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                                                                     EXHIBIT 5.1



                 [ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD]




PATRICK S. BRYANT
 (704) 377-8366




                                October 30, 1997



Personnel Group of America, Inc.
6302 Fairview Road, Suite 201
Charlotte, North Carolina  28210

Ladies and Gentlemen:

         We refer to the Registration Statement, as amended, of Personnel Group of America, Inc., a Delaware corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, up to 500,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued in accordance with the Company's 1997 Employee Stock Purchase Plan (the "Plan"). We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, minutes of applicable meetings of the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         We have assumed that the Company and those persons purchasing Shares under the Plan will have complied with the relevant requirements of the Plan.

         The opinions expressed herein are contingent upon the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws not being further amended prior to the issuance of any Shares after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to the use of our name appearing in the Registration Statement and any amendment thereto.

         This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we


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Personnel Group of America, Inc.
October 31, 1997
Page 2
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express no opinion with respect to the laws of any other state or jurisdiction.

                                     Very truly yours,

                                     ROBINSON, BRADSHAW & HINSON, P.A.


                                     /s/ Patrick S. Bryant

                                     Patrick S. Bryant

PSB:spl